SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)                January 22, 1999


                              POSITRON CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Texas
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                 (State or Other Jurisdiction of Incorporation)

       000-24092                                         76-0083622
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(Commission File Number)                    (I.R.S. Employer Identification No.)

1304 Langham Creek Drive, Suite 310, Houston, Texas                     77048
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (281) 492-7100
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

Item 1:  Change in Control of Registrant.

         Pursuant to a Stock Purchase Agreement entered into between Registrant and Imatron Inc., a New Jersey corporation ("Imatron"), on January 22, 1999 Imatron acquired 9,000,000 shares of Registrant's Common Stock, representing majority ownership of the outstanding Common Stock of Registrant on a fully-diluted and as-if-converted basis, except for out-of-the-money warrants and options determined as of that date. As a result of the acquisition, Imatron now owns directly 63.6 % of the currently outstanding Common Stock of Registrant, and 53.9% of its currently outstanding Common Stock and Common Stock equivalents (consisting of Common Stock equivalents of Series A preferred Stock and Series B Preferred Stock plus accumulated dividends.) The Common Stock was purchased directly from Registrant by Imatron.

         The consideration for purchase of these securities is a series of affirmative covenants by Imatron designed to recapitalize Registrant and support its re-entry into the medical imaging market, as well as a nominal cash payment of $100.00 drawn from working capital. The covenants include making all reasonable efforts to cause the placement of a ten product order from Imatron's distributor in Japan over a 36-month period, using its best efforts to arrange for additional third party equity financing for Registrant to be contributed over a period of 18 months, and assisting Registrant as requested and agreed in preparing materials for the shareholders' meeting which was held in December 1998. In connection with execution of the Purchase Agreement, Imatron began making working capital advances available to Registrant beginning in May 1998. To date, Imatron has made approximately $600,000 of advances available to Registrant.

         As part of these transactions, three of the four directors of Registrant resigned immediately preceding the shareholders' meeting in December, 1998, at which meeting the shareholders elected a single director, and approved an amendment to Registrant's Articles of Incorporation to increase the authorized Common Stock in order to enable Registrant to issue Common Stock to Imatron pursuant to the terms of the Stock Purchase Agreement.

         Immediately following the closing, the sole director of Registrant's Board of Directors appointed two nominees of Imatron, S. Lewis Meyer and Gary H. Brooks, to Registrant's Board for a total of three directors. The Board thereupon held a meeting at which it elected Mr. Meyer as Chairman of the Board of Registrant and Mr. Brooks as its President, Chief Financial Officer and Secretary. In addition to their positions with Registrant, Mr. Meyer remains as the Chief Executive Officer of Imatron and Mr. Brooks remains its Chief Financial Officer.

Item 7.  Financial Statements and Exhibits.

         Exhibit 1: Stock Purchase Agreement by and between Registrant and Imatron (including Schedules and Exhibits).

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                        POSITRON CORPORATION



                                                        By: /s/ GARY H. BROOKS
                                                        - - - - - - - - - - - -
                                                        Gary H. Brooks
                                                        President